

Almaden Minerals Ltd.
("Almaden")
Canada
TSX: AMM
NYSE Amex: AAU
ATW Resources Ltd.
("ATW")
Canada
50%
Williams Creek 50%
Gold Mountain Mining Corp.
("Gold Mountain")
Canada
TSX-V: GUM
~44.70%
28,750,000 shares
ATW Joint Venture
66%
Williams Creek 30%
Harry Winston 4%
Ixtaca Precious Metals Inc.
("Ixtaca")
Canada
100%
Republic Resources Inc.
("Republic")
Canada
100%
Almaden America Inc.
("Almaden America")
USA
100%
Minera Gorrión SA de CV
("Gorrión")
Mexico
49,999 shares
99.9%
Minera Gavilán SA de CV
("Gavilán")
Mexico
49,999 shares
99.9%
Compañia Minera Zapata SA de CV
("Zapata")
Mexico
49,999 shares
99.9%
Almaden de Mexico SA de CV
("Almaden de Mexico")
Mexico
49,999 shares
99.9%